SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 5, 2003

SEITEL, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)
0-14488		76-0025431
(Commission File Number)		(IRS Employer Identification No.)

10811 S. Westview Circle
Building C, Ste. 100
Houston, Texas		77043
(Address of Principal Executive Offices)		(Zip Code)

(713) 881-8900
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Item 3.	Bankruptcy or Receivership.

     On August 5, 2003, Seitel, Inc., a Delaware corporation, and certain of its subsidiaries filed a Disclosure Statement for Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the District of Delaware (Chapter 11 Case No. 03-12227). A copy of the Disclosure Statement is filed as Exhibit 99.1 to this Current Report.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

	(a)	Financial Statements of Business Acquired.

Not Applicable.

	(b)	Pro Forma Financial Information (unaudited).

Not Applicable.

	(c)	Exhibits.

		99.1	Disclosure Statement for Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.
Date:	August 11, 2003	SEITEL, INC.

		By:	/s/ Larry E. Lenig, Jr.

		Name:	Larry E. Lenig, Jr.
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit		Page

99.1	Seitel, Inc. Disclosure Statement for Debtors' Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated August 5, 2003	4